UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 8, 2011
CENTRAL FEDERAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-25045	34-1877137

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2923 Smith Road, Fairlawn, Ohio	44333

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (330) 666-7979
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
In connection with the proposed common stock offering described in Item 8.01 herein, on August 8, 2011, Central Federal Corporation (the “Company”) entered into a series of Standby Purchase Agreements with selected investors. Pursuant to the Standby Purchase Agreements, the selected investors have agreed to acquire from the Company, at the price of $1.00 per share, 5.0 million shares of common stock. The selected investors have conditioned their purchase of shares of common stock upon the receipt by the Company of at least $16.5 million in net proceeds from the rights offering, as well as other conditions that are set forth in the Standby Purchase Agreements. Subject to receipt of applicable regulatory approvals, the Company agreed to provide the selected investors the right to designate five candidates for appointment to the board of directors of the Company. The Company currently expects these director designees to be Timothy O’Dell, Thad R. Perry, Robert E. Hoeweler, James H. Frauenberg, II and Donal Malenick.
The foregoing description of the terms of the Standby Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to such document, the form of which is filed herewith as Exhibit 10.1.
Item 8.01 Other Events
On August 9, 2011, the Company announced the terms of an up to $30.0 million stock offering, consisting of a $25.0 million rights offering and public offering, and a $5.0 million offering to standby purchasers.
Under the terms of the rights offering, all record holders of the Company’s common stock as of a date to be determined will receive, at no charge, one subscription right for each share of common stock held as of the record date. Each subscription right will entitle the holder of the right to purchase a to-be-determined number of shares of Company common stock at a subscription price of $1.00 per share. The rights offering will commence as soon as practicable after the filing with and review by the SEC of the registration statement related to the offering. Any shares not subscribed for in the rights offering may be offered in a public offering. In addition, for each four shares of common stock purchased, purchasers will receive, at no charge, one warrant to purchase one additional share of common stock at a purchase price of $1.00 per share. The warrant will be exercisable for three years from the completion of the offering. Under the Standby Purchase Agreements, those investors will receive warrants with the same terms and conditions as all other investors in the offerings.
A copy of the Company’s press release announcing the terms of the proposed common stock offering is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit
No.	Description

10.1	Form of Standby Purchase Agreement

99.1	Press release dated August 9, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Federal Corporation
Date: August 11, 2011	By:	/s/ Therese Ann Liutkus
Therese Ann Liutkus, CPA
President, Treasurer and Chief Financial Officer

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